                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



       Date of Report (Date of earliest event reported): October 19, 2000




                                  MedQuist Inc.
              -----------------------------------------------------
             (Exact name of registrant as specified in its charter)




    New Jersey                       0-19941                     22-2531298
------------------                --------------            --------------------
(State or other                    (Commission               (I.R.S. Employer
  jurisdiction                        File                   Identification No.)
of incorporation                     Number)
or organization)




                              Five Greentree Centre
                                    Suite 311
                                Marlton, NJ 08053
                -------------------------------------------------
               (address of principal executive offices) (Zip Code)

       Registrants's telephone number, including area code: (856) 810-8000

Item 9.  Regulation FD Disclosure.
---------------------------------

         The following is the script from the Registrant's third quarter 2000 investor conference call on October 19, 2000:

Medquist Inc. - 2000 Third Quarter Conference Call (October 19, 2000;
11:00 a.m.):

         Good morning everyone. I would like to take this opportunity to thank you for participating in our conference call. My name is David Cohen and I am the Chairman and Chief Executive Officer of the Company. Also on the call today are John Donohoe, our President and Chief Operating Officer, Brian Kearns, our new Chief Financial Officer, John Suender our Senior Vice President and General Counsel and Bruce Van Fossen, our Vice President - Finance and Controller.
         I first would like to welcome Brian Kearns our new CFO. Many of you know Brian and he will make a great addition to our team.
         By now everyone should have received a copy of our earnings release or have had the opportunity to review the information distributed by the wire services.
         As indicated in our press release, MedQuist generated solid results during the third quarter of 2000, despite a tough market place, in which, reimbursement pressure on hospitals continues to be intense. Despite this difficult operating environment, MedQuist is an extremely strong company, with a blue chip client base, high recurring revenue, and strong earnings and cash flow. Management remains committed to the company's growth prospects, and is enthusiastic about the opportunities facing MedQuist and Philips in medical transcription and related businesses. I recently spoke to Gerard Kleisterlee, the new COO of Royal Philips, and he assures me that Philips is very enthusiastic to strongly enter the U.S. healthcare IT space.
         MedQuist and Philips are now working aggressively on a number of technology and business initiatives with the objective of accelerating MedQuist's revenue growth and margin expansion. The two companies are close to selecting a technology for MedQuist's digital internet-enabled transcription platform. This platform will enable MedQuist to reduce its costs and improve its service offering, which will support aggressive ongoing market penetration in MedQuist's transcription business. The two companies are also moving aggressively to develop a front-end speech recognition and back-end medical editing workstation configuration that will enable MedQuist to expand its transcription capacity and improve its cost competitiveness.
         MedQuist and Philips are also working to leverage MedQuist's strong business and customer base into closely related businesses and markets. These businesses include document management, automated coding, data mining, release of information and legal transcription, plus the domestic ambulatory physician market and the overseas acute care market.
         At this time I would like to turn it over to Brian Kearns for a review of our financial results.
         Thank you David and good morning everyone.
         For the third quarter:
         The Company generated revenue of $90.6 million and EBITDA of $19.8 million or 21.8% of revenue. Proforma net income was $9.2 million or $0.25 per share on a diluted basis.

         At September 30, 2000 on a preliminary unaudited basis, the company had $123 million in working capital including $81 million in cash. The Company had approximately $400,000 of debt and shareholders equity was over $290 million.
         At this time I will turn the presentation over to John Suender, MedQuist's General Counsel.
         This presentation and the question and answer session to follow contain forward-looking statements within the meaning of the safe-harbor provisions of the U.S. federal securities laws. These statements include, for example, market estimates, growth and expansion plans and opportunities, potential revenue and cost synergies, revenue and earnings projections, expected growth rates, and the benefits of new technologies. Such forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in the forward looking statements.
         Many of these risks and uncertainties relate to factors that are beyond our ability to control or estimate with certainty. For example, we cannot predict future market and economic conditions in general, the healthcare industry specifically or the practices of our suppliers such as long distance carriers. We also do not know how our competitors and other market participants will act in the future. We also do not know and cannot predict the impact of new services or products on the demand for our services. In general, there are, among others, risks and uncertainties regarding our ability to: lower telecom costs; achieve productivity gains; implement and achieve market acceptance of new technology platforms, including speech processing technology; successfully negotiate and finance new acquisitions; successfully integrate acquired businesses and achieve anticipated synergies; recruit and retain qualified transcriptionists and other employees; manage growth; and expand our client base to other non-traditional healthcare clients and to non-medical clients such as the legal industry.
         These and other risk factors are detailed in MedQuist's reports filed with the SEC, including its Form 10-K for the year ended December 31, 1999. This script and these risk factors are being filed with the SEC in a Current Report on Form 8-K. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of this time. MedQuist does not undertake any obligation to publicly release any revisions to any forward-looking statements to reflect events or circumstances occurring after this conference call.
         At this time we would like to open up the call to your questions. Please announce your name before asking your question. Thank you.
Dated:   October 19, 2000
Time:    11:00 a.m.

The following financial detail was provided during the conference call:

MedQuist 09/30/00 Financial
---------------------------
Overview
--------

                                              Q3-00 (1)            Q3-99                                                   9/30/00
                                              ---------            -----                                                   -------

Revenues                                         $90,648            $86,001   Cash and Equivalents                         $80,943
                                                                              Accounts Receivable - Net                     75,103
Cost of Revenues                                  68,146             60,724   Other Current Assets                           7,749
% of Revenues                                     75.18%             70.61%                                            -----------
                                                                              Total Current Assets                         163,795
                                                                              PP&E                                          34,354
Gross Profit                                      22,502             25,277   Intangible Assets                            124,981
Gross Margin                                      24.82%             29.39%   Other Long-Term Assets                         8,317
                                                                                                                        -----------
                                                                              Total Assets                                 331,447
Selling, General & Administrative                  2,719              2,851
% of Revenues                                      3.00%              3.32%   Current Portion of Long-Term Debt                 88
                                                                              Accounts Payable                               4,397
EBITDA                                            19,783             22,426   Accrued Expenses                              35,751
% of Revenues                                     21.82%             26.08%                                             -----------
                                                                              Total Current Liabilities                     40,236
                                                                              Long Term Debt                                   393
Depreciation Expense                               3,741              3,081   Other Long-Term Liabilities                      727
% of Revenues                                      4.13%              3.58%   Shareholders Equity                          290,091
Amortization Expense                               1,857              1,601                                             -----------
% of Revenues                                      2.05%              1.86%   Total Liabilities and Equity                $331,447

EBIT                                              14,185             17,744
% of Revenues                                     15.65%             20.63%

Interest (Income)/Expense                        (1,179)                  0
Other (Income)/Expense                                 0              (718)

Pretax Income                                     15,364             18,462
% of Revenues                                     16.95%             21.47%

Tax Provision                                      6,146              7,476
% of Pretax                                       40.00%             40.49%

Net Income                                         9,218             10,986
% of Revenues                                     10.17%             12.77%

Earnings Per Share                                $0.247             $0.293
Shares Outstanding                                37,369             37,441

Notes:
(1) Excludes approximately $6,255 expense related to tender offer by Philips, which is non-deductible for income tax purposes.
(2) Excludes approximately $600 of after-tax income related to the adjustment of the restructure reserves established in 1997 and 1998.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                              MEDQUIST INC.



Date:    October 19, 2000                       By:   /s/ John M. Suender
                                                --------------------------------
                                                Name:  John M. Suender
                                                Title: Senior Vice President and
                                                         General Counsel